Sequoia Capital XII, LP
Sequoia Technology Partners XII, LP
Sequoia Capital XII Principals Fund, LLC
By:  SC XII Management, LLC
        A Delaware Limited Liability Company
        General Partner of Each

By:          /s/ Douglas M. Leone
        Managing Member

Sequoia Capital U.S. Growth Fund IV, L.P.
Sequoia Capital USGF Principals Fund IV, L.P.
By: SCGF IV Management, L.P.
      A Cayman Islands exempted limited partnership
       General Partner of Each
By: SC US (TTGP), LTD.,
      A Cayman Islands limited liability company
      Its General Partner
By:          /s/ Douglas M. Leone
        Managing Member